Exhibit 24.1
POWER OF ATTORNEY
      Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”), in connection with the offer for the entire issued share capital of ABN AMRO Holding N.V. Such securities will be registered on one or more registration statements on Form F-4, or on such other form or forms promulgated by the US Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date: May 20, 2007	By: /s/ Marcus Agius Marcus Agius Chairman (Chairman of the Board)

Date: June 11, 2007	By: /s/ John Varley John Varley Group Chief Executive (Board and Executive Committee member)

Date: June 11, 2007	By: /s/ Robert E. Diamond Jr. Robert E. Diamond Jr. President, Barclays PLC and CEO of Investment Banking and Investment Management (Board and Executive Committee member)

Date: June 11, 2007	By: /s/ Gary Hoffman Gary Hoffman Group Vice Chairman (Board member)

Date: June 11, 2007	By: /s/ Christopher Lucas Christopher Lucas Group Finance Director (Board and Executive Committee member)

Date: June 11, 2007	By: /s/ Frederik Seegers Frederik Seegers Chief Executive, Global Retail and Commercial Banking (Board and Executive Committee member)

Date: May 30, 2007	By: /s/ David Booth David Booth Non Executive Director (Board member)

Date: June 11, 2007	By: /s/ Sir Richard Broadbent Sir Richard Broadbent Senior Independent Director (Board member)

Date: June 11, 2007	By: /s/ Fulvio Conti Fulvio Conti Non Executive Director (Board member)

Date: May 29, 2007	By: /s/ Dr. Daniël Cronjé Dr. Daniël Cronjé Non Executive Director (Board member) and Chairman of Absa

Date: June 11, 2007	By: /s/ Professor Dame Sandra Dawson Professor Dame Sandra Dawson Non Executive Director (Board member)

Date: June 11, 2007	By: /s/ Sir Andrew Likierman Sir Andrew Likierman Non Executive Director (Board member)

Date: June 11, 2007	By: /s/ Sir Nigel Rudd Sir Nigel Rudd Deputy Chairman (Board member)

Date: June 11, 2007	By: /s/ Sir John Sunderland Sir John Sunderland Non Executive Director (Board member)